Exhibit 99.1

First Financial Holdings, Inc.

For Immediate Release	Media Contact:	Donna Pullen (803) 765-4558
Analyst Contact: John C. Pollok (803) 765-4628

First Financial Holdings, Inc. Reports Record Third Quarter 2013 Operating Income of $18.8 million

Declares Quarterly Cash Dividend

COLUMBIA, S.C.—October 29, 2013—First Financial Holdings, Inc. (NASDAQ: SCBT) today released its unaudited results of operations and other financial information for the three-month and nine-month periods ended September 30, 2013.  Highlights of the third quarter 2013 include the following:

•                  Net income of $11.5 million, or $0.52 diluted EPS in 3Q 2013 compared to $12.5 million, or $0.74 diluted EPS in 2Q 2013 and $9.1 million, or $0.60 diluted EPS in 3Q 2012;

•                  Operating earnings of $18.8 million, which exclude merger expense and include preferred stock dividends, or $0.85 diluted EPS in 3Q 2013 compared to $13.1 million, or $0.77 diluted EPS in 2Q 2013 and $9.4 million, or $0.63 diluted EPS in 3Q 2012;

•                  On July 26, 2013, closed the merger transaction between SCBT Financial Corporation and the former First Financial Holding, Inc. (FFCH);

•                  Return on average assets was 0.66% annualized in 3Q 2013 compared to 0.99% in 2Q 2013 and 0.83% in 3Q 2012;  Operating return on average assets was 1.07% annualized in 3Q 2013 compared to 1.04% in 2Q 2013 and 0.87% in 3Q 2012;

•                  Net charge-offs of non-acquired loans increased to 0.45% annualized in 3Q 2013, compared to 0.40% annualized in 2Q 2013 and decreased from 0.85% annualized in 3Q 2012;

•                  Non-acquired non-performing assets (NPAs):  2.40% of  total non-acquired loans and repossessed assets for 3Q 2013 compared to 2.56% for 2Q 2013 and 3.22% for 3Q 2012; and

•                  Legacy loan growth was $75.6 million or 11.3% annualized during 3Q 2013.

Quarterly Cash Dividend

The Board of Directors of First Financial Holdings, Inc. has declared a quarterly cash dividend of $0.19 per share payable on its common stock, and is 11.8% higher than the dividend paid in the third quarter of 2012.  This per share amount is the same as the dividend paid in the immediately preceding quarter and will be payable on November 22, 2013 to shareholders of record as of November 15, 2013.

Third Quarter 2013 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $11.5 million, or $0.52 per diluted share for the three months ended September 30, 2013 down from $12.5 million, or $0.74 per diluted share for the three months ended June 30, 2013.  Driving this decrease from the second quarter was the following:

•                  a significant increase in noninterest expense (due to merger cost and FFCH operating cost for 66 days of the quarter);

•                  an increase in our effective tax rate from 33.0% to 36.1% driven by certain nondeductible merger related expenses; partially offset by

•                  an increase in noninterest income (FFCH since closing); and

•                  an increase in net interest income (FFCH since closing).

“We are pleased to report record operating earnings in the first quarter of combined operations following a major acquisition,” said Robert R Hill, Jr, CEO of First Financial Holdings, Inc.  “Our company experienced solid organic growth and continued to add talented bankers to our team.  We are also pleased with the strength of our capital position, the pace of integration, and the opportunities to further improve EPS in the coming quarters.  This quarter demonstrates the strength of our recent merger both financially and strategically.”

Asset Quality

During the third quarter of 2013, SCBT continued to see improvement in asset quality with non-acquired nonperforming assets (NPAs) falling to 2.40% of total non-acquired loans and repossessed assets, as non-acquired NPAs declined by $2.5 million, compared to the second quarter of 2013 when the ratio was 2.56%.  In addition, classified assets declined by $12.2 million to $111.4 million and 30-89 day past due loans declined by $2.4 million during the third quarter of 2013 as compared to the second quarter of 2013, which excludes any of the acquisitions.

At September 30, 2013, the allowance for non-acquired loan losses was $36.1 million or 1.32% of non-acquired period-end loans.  The current allowance for loan losses provides 0.73 times coverage of period-end non-acquired nonperforming loans, which was equal to the same result at the end of the second quarter of 2013.  Net charge-offs within the non-acquired portfolio were $3.0 million for the quarter or 0.45% annualized, up slightly from the second quarter of 2013 of $2.6 million or 0.40% annualized and down from the third quarter of 2012 of $5.3 million or 0.85% annualized.  OREO costs increased to $3.5 million during the quarter, up from the second quarter amount of $2.8 million. This increase was the result of additional cost related to the 90 properties of OREO added from the FFCH merger.  During the quarter, there were two properties with write-downs totaling $738,000 of the total write downs of $1.2 million.  An additional 20 properties had write downs totaling $443,000.

Net Interest Income and Margin

Non-taxable equivalent net interest income was $79.7 million for the third quarter of 2013, a $24.4 million increase from the second quarter, resulting from the following:

1.              Interest income increased by approximately $26.2 million primarily from the addition of FFCH’s average interest-earning assets of approximately $1.7 billion;

2.              Offset by additional funding cost of $1.8 million, for deposits and other borrowings acquired in the FFCH merger.  Interest-bearing liabilities increased by approximately $1.5 billion;

Tax-equivalent net interest margin increased 8 basis points from the third quarter of 2012 and 10 basis point from the second quarter of 2013 to 5.11%.  The Company’s average yield on interest-earning assets increased 18 basis points while the average rate on interest-bearing liabilities increased 6 basis points from the second quarter of 2013.  During the third quarter of 2013, the Company’s average total assets increased to approximately $7.2 billion and average earning assets increased to $6.3 billion.  The growth in average earning assets was supported by growth in average interest-bearing liabilities of more than $1.5 billion.

Noninterest Income and Expense

Noninterest income was $15.3 million in the third quarter of 2013, up $6.8 million from the second quarter of 2013 and up $6.1 million from third quarter of 2012.  Customer-oriented noninterest income (includes service charges, bankcard services, and trust and investment services) saw a significant $6.5 million increase due to the merger with FFCH during the quarter.  The increases were partially offset by lower mortgage banking income due to the decline in the mortgage pipeline and reduced gains from loans sold in the secondary market, and a decline in the fair value of the hedges related to mortgage banking activity.  In addition the negative accretion on the FDIC indemnification asset in the third quarter was $7.6 million, $315,000 more than the second quarter of 2013 and $1.0 million more than the third quarter of 2012.  The increases in negative accretion were the result of the reduction of expected cash flows from the indemnification asset related to certain pools of acquired loans which had improved estimated cash flows.  Other noninterest income increased from the second quarter of 2013 by $1.1 million, due primarily to an increase in recoveries from acquired assets and from the contribution related to the FFCH merger (including increases in cash surrender value of bank owned life insurance, rental income, and credit card fees).

Noninterest expense was $75.4 million in the third quarter of 2013, up from $30.5 million from the second quarter.  This increase from the second quarter of 2013 was primarily due to $18.7 million of operational cost from the FFCH merger, $9.5 million in merger-related expense, and $2.4 million increase in salaries and employee benefits.  The efficiency ratio for the quarter was 78.7%, up from 69.5% in the second quarter.  Our operational efficiency ratio, which excludes merger expenses and OREO related expenses, was 64.3% compared to 63.8% in the second quarter.

FFCH Merger

On July 26, 2013, SCBT Financial Corporation acquired First Financial Holdings, Inc. and changed its name to First Financial Holdings, Inc.  Below is a summary:

•                  The total purchase price paid was $447.0 million.  7,018,274 common shares of SCBT were issued at a price of $54.34 per share and SCBT assumed the preferred stock outstanding of $65.0 million.

•                  These shares were outstanding approximately 71.7% of the days in the quarter and increased the weighted average shares outstanding by approximately 5.1 million shares.

•                  Total goodwill has been preliminarily determined to be $217.9 million, and other amortizing intangibles totaled $40.8 million.

•                  Total fair value of assets acquired equaled $3.086 billion and total fair value of liabilities assumed equaled $2.857 billion.

•                  At closing, all Federal Home Loan Bank (FHLB) advances assumed and totaling $255.9 million, which included a $21.8 million prepayment fee and unpaid interest of $1.1 million, were repaid to the FHLB.  The prepayment fee was treated as a fair value adjustment in the acquisition of FFCH.

•                  During the quarter, more than $175.3 million in securities were sold that were acquired from FFCH.  These included Private Label CMOs, Agency MBS, Municipal Bonds, and Trust Preferred CDOs.  No gain or loss was recorded on the disposition of these securities.

Balance Sheet and Capital

At the end of the third quarter of 2013, SCBT’s total assets were $8.0 billion, up from $5.0 billion at June 30, 2013, related primarily to the acquisition of FFCH.  Since September 30, 2012, the company’s balance sheet has grown by more than $3.7 billion, or 85.6%, due primarily to the fourth quarter 2012 closing of the Savannah acquisition and the current quarter acquisition of FFCH.  The asset growth was spread among all asset categories, except FDIC receivable from loss share agreements and loans held for sale.  The asset growth was supported primarily by $1.749 billion increase in core deposit growth, $46.5 million in increased trust preferred borrowings, and $446.4 million in additional capital from the acquisition of FFCH.

Book value per share increased to $40.31 compared to $30.33 at June 30, 2013, while tangible common equity per share declined to $21.76 from $23.09 at June 30, 2013.  The increase in book value was the result of the merger with FFCH and the closing price of $54.34 per share.  The decline in tangible common equity per share was the result of the fair value adjustments recorded for assets and liabilities in the acquisition of FFCH.  In addition, tangible common equity to tangible assets equaled 6.85% at third quarter end down from 7.99% at the end of the second quarter.

The company’s Tier 1 leverage ratio is estimated to increase from 9.2% to slightly more than 10.0% at September 30, 2013.  This is the result of an increased capital base relative to the average asset base from FFCH being included for approximately 70% of the quarter.  The Company’s capital position remains “well-capitalized” by all measures at September 30, 2013.

“We are very pleased with the combination of SCBT and FFCH, and the actions taken during the quarter to reposition our balance sheet.  Paying off FHLB advances, rebalancing the investment securities portfolio, continuing to reduce certificate of deposit balances, and establishing a $30.0 million line of credit at the bank holding company, which closed on Monday, positions our balance sheet for the future” said John C. Pollok, COO and CFO.  “Our loan portfolio continues to improve as our exposure declines in certain risky assets, as evident by the continued decline in commercial real estate lending and in classified assets.”

First Financial Holdings, Inc. will hold a conference call on October 29th at 11 a.m. ET during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 888-317-6016.  The number for international participants is 412-317-6016.  The conference ID number is 10034564.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning October 29th by 2:00 p.m. ET until 9:00 a.m. on November 15th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10034564.

***************

First Financial Holdings, Inc., (SCBT) Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, Community Bank & Trust, The Savannah Bank, and First Federal.  The Bank also operates Minis & Co., Inc. and First Southeast 401k Fiduciaries, both wholly owned registered investment advisors; and First Southeast Investor Services, a wholly owned broker dealer.  Providing financial services for over 79 years, First Financial Holdings, Inc. operates 146 locations in 19 South Carolina counties, 12 Georgia counties, and 4 North Carolina counties.  First Financial Holdings, Inc. has assets of approximately $8.0 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including, without limitation, mergers with The Savannah Bancorp, Inc. (“Savannah”) and First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to Savannah and FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012	September 30,		2013 - 2012
	2013	2013	2013	2012	2012	% Change	2013	2012	% Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$83,700	$57,530	$56,169	$50,263	$49,535	69.0%	$197,399	$137,225	43.9%
Interest expense	4,029	2,246	2,368	2,351	2,625	53.5%	8,643	8,743	-1.1%
Net interest income	79,671	55,284	53,801	47,912	46,910	69.8%	188,756	128,482	46.9%
Provision for loan losses (1)	659	179	1,060	2,211	4,044	-83.7%	1,898	11,408	-83.4%
Noninterest income	15,265	8,485	9,523	10,900	9,166	66.5%	33,273	30,383	9.5%
Noninterest expense	75,419	44,885	46,441	48,139	38,031	98.3%	166,745	110,760	50.5%
Income before provision for income taxes	18,858	18,705	15,823	8,462	14,001	34.7%	53,386	36,697	45.5%
Provision for income taxes	6,804	6,173	5,174	2,552	4,938	37.8%	18,151	12,576	44.3%
Net income	12,054	12,532	10,649	5,910	9,063	33.0%	35,235	24,121	46.1%
Preferred stock dividends	542	—	—	—	—		542	—
Net income available to common shareholders (GAAP)	$11,512	$12,532	$10,649	$5,910	$9,063	27.0%	$34,693	$24,121	43.8%

Effective tax rate	36.08%	33.00%	32.70%	30.16%	35.27%		34.00%	34.27%

Basic weighted-average common shares	21,893,528	16,790,167	16,787,487	15,320,472	14,920,423	46.7%	18,517,610	14,484,214	27.8%
Diluted weighted-average common shares	22,127,979	16,989,818	16,954,039	15,446,778	15,043,067	47.1%	18,717,181	14,573,097	28.4%

Earnings per common share - Basic	$0.53	$0.75	$0.63	$0.39	$0.61	-13.1%	$1.87	$1.67	12.0%
Earnings per common share - Diluted	0.52	0.74	0.63	0.38	0.60	-13.3%	1.85	1.66	11.4%

Cash dividends declared per common share	$0.19	$0.18	$0.18	$0.18	$0.17	11.8%	$0.55	$0.51	7.8%
Dividend payout ratio (2)	39.71%	24.46%	28.75%	46.06%	28.33%	40.2%	30.84%	31.18%	-1.1%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$12,054	$12,532	$10,649	$5,910	$9,063	33.0%	$35,235	$24,121	46.1%
Securities (gains) losses, net of tax	—	—	—	(89)	—		—	—
Merger and conversion related expense, net of tax	7,326	576	1,321	5,274	357	1954.1%	9,224	1,744
Net operating earnings (loss) (non-GAAP)	19,380	13,108	11,970	11,095	9,420	105.7%	44,459	25,865	71.9%
Preferred stock dividends	542	—	—	—	—		542	—
Net operating earnings (loss) available to common shareholders (non-GAAP)	$18,838	$13,108	$11,970	$11,095	$9,420	100.0%	$43,917	$25,865	69.8%

Operating earnings (loss) per common share - Basic	$0.86	$0.78	$0.71	$0.72	$0.63	36.5%	$2.37	$1.79	32.4%
Operating earnings (loss) per common share - Diluted	0.85	0.77	0.71	0.72	0.63	34.9%	2.35	1.77	32.8%

						Third
	AVERAGE for Quarter Ended					Quarter	AVERAGE for Nine Months		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012	September 30,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change	2013	2012	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$53,204	$40,040	$51,216	$60,183	$56,300	-5.5%	$48,161	$40,052	20.2%
Acquired loans, net of allowance for acquired loan losses	2,427,583	927,520	997,010	582,726	501,214	384.3%	1,457,036	447,851	225.3%
Non-acquired loans	2,698,580	2,629,897	2,576,545	2,528,753	2,497,478	8.1%	2,634,362	2,469,977	6.7%
Total loans (1)	5,126,163	3,557,417	3,573,555	3,111,479	2,998,692	70.9%	4,091,398	2,917,828	40.2%
FDIC receivable for loss share agreements	116,849	114,724	139,172	162,580	194,116	-39.8%	123,500	219,858	-43.8%
Total investment securities	656,658	527,926	553,214	510,434	501,817	30.9%	579,646	431,799	34.2%
Intangible assets	308,730	123,881	125,257	87,372	79,708	287.3%	186,628	77,621	140.4%
Earning assets	6,254,128	4,496,341	4,489,187	3,972,280	3,766,889	66.0%	5,086,351	3,614,606	40.7%
Total assets	7,214,418	5,069,993	5,117,003	4,517,076	4,331,436	66.6%	5,808,156	4,195,406	38.4%
Noninterest-bearing deposits	1,359,137	1,023,668	969,400	886,240	813,394	67.1%	1,115,407	770,059	44.8%
Interest-bearing deposits	4,626,023	3,150,909	3,236,610	2,853,253	2,800,446	65.2%	3,679,676	2,726,912	34.9%
Total deposits	5,985,160	4,174,577	4,206,010	3,739,493	3,613,840	65.6%	4,795,083	3,496,971	37.1%
Federal funds purchased and repurchase agreements	251,551	297,025	319,602	247,970	223,844	12.4%	289,143	222,877	29.7%
Other borrowings	93,849	54,461	54,713	47,555	45,908	104.4%	67,818	46,196	46.8%
Shareholders’ common equity (excludes preferred stock)	790,554	517,141	511,392	450,446	429,183	84.2%	607,385	409,576	48.3%
Shareholders’ equity	837,185	517,141	511,392	450,446	429,183	95.1%	623,099	409,576	52.1%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$52,467	$47,980	$50,449	$65,279	$71,585	-26.7%
Acquired loans	3,013,103	921,840	995,255	1,074,742	520,991	478.3%
Non-acquired loans	2,741,242	2,665,595	2,604,298	2,571,003	2,517,352	8.9%
Total loans (1)	5,754,345	3,587,435	3,599,553	3,645,745	3,038,343	89.4%
FDIC receivable for loss share agreements	115,773	104,048	124,340	146,171	174,321	-33.6%
Total investment securities	652,610	531,579	533,255	560,091	500,587	30.4%
Intangible assets	381,375	123,352	124,668	125,801	79,391	380.4%
Allowance for acquired loan losses	(31,141)	(31,597)	(31,277)	(32,132)	(31,138)	0.0%
Allowance for non-acquired loan losses (1)	(36,145)	(38,625)	(41,669)	(44,378)	(46,439)	-22.2%
Premises and equipment	184,959	109,794	110,792	115,583	105,579	75.2%
Total assets	8,028,441	5,043,078	5,141,929	5,136,446	4,325,232	85.6%
Noninterest-bearing deposits	1,481,791	1,046,537	1,002,662	981,963	818,633	81.0%
Interest-bearing deposits	5,181,315	3,136,432	3,216,694	3,316,397	2,770,665	87.0%
Total deposits	6,663,106	4,182,969	4,219,356	4,298,360	3,589,298	85.6%
Federal funds purchased and repurchase agreements	233,792	262,447	328,701	238,621	226,330	3.3%
Other borrowings	101,347	54,372	54,638	54,897	45,807	121.2%
Total liabilities	7,058,415	4,526,486	4,627,718	4,628,897	3,891,308	81.4%
Shareholders’ common equity (excludes preferred stock)	905,026	516,592	514,211	507,549	433,924	108.6%
Shareholders’ equity	970,026	516,592	514,211	507,549	433,924	123.5%

Common shares issued and outstanding	24,066,545	17,032,061	17,017,904	16,937,464	15,114,185	59.2%

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change
NONPERFORMING ASSETS (ENDING BALANCE) (7)
Non-acquired
Non-acquired nonaccrual loans	$38,631	$40,854	$42,945	$48,387	$46,295	-16.6%
Restructured loans	10,837	11,689	13,636	13,151	12,882	-15.9%
Non-acquired other real estate owned (“OREO”)	16,555	15,950	19,680	19,069	22,424	-26.2%
Accruing loans past due 90 days or more	122	198	121	500	156	-21.8%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	66,145	68,691	76,382	81,107	81,757	-19.1%
ASC Topic 310-20 Acquired Loans
Acquired nonaccrual loans	—	—	—	—	—
Acquired accruing loans past due 90 days or more	—	—	—	—	—
Total ASC Topic 310-20 acquired loans	—	—	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	40,543	35,142	34,244	34,257	47,063	-13.9%
OREO not covered under FDIC loss share agreements	18,775	17,536	16,766	13,179	5,059	271.1%
Other nonperforming assets	718	—	26	44	57
Total acquired Acquired OREO and other nonperforming assets	60,036	52,678	51,036	47,480	52,179	15.1%
Total acquired nonperforming assets	60,036	52,678	51,036	47,480	52,179	15.1%
Total nonperforming assets	$126,181	$121,369	$127,418	$128,587	$133,936	-5.8%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	1.81%	1.98%	2.18%	2.41%	2.36%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	2.40%	2.56%	2.91%	3.13%	3.22%
Total nonperforming assets as a percentage of total assets (5)	0.82%	1.36%	1.49%	1.58%	1.89%
Including ASC Topic 310-20 Acquired Loans and Acquired OREO
NPLs as a percentage of period end loans	1.81%	1.98%	2.18%	2.41%	2.36%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	3.08%	3.19%	3.53%	3.62%	3.41%
Total nonperforming assets as a percentage of total assets	1.07%	1.71%	1.81%	1.84%	2.01%
Including All Acquired Assets
NPLs as a percentage of period end loans	0.86%	1.47%	1.58%	1.70%	1.95%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	2.16%	3.32%	3.47%	3.46%	4.31%
Total nonperforming assets as a percentage of total assets	1.57%	2.41%	2.48%	2.50%	3.10%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change
OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified loans	$94,820	$107,671	$121,222	$124,133	$135,095	-29.8%
OREO and other nonperforming assets	16,555	15,950	19,680	19,069	22,424	-26.2%
Total classified assets	$111,375	$123,621	$140,902	$143,202	$157,519	-29.3%

Tier 1 capital and non-acquired allowance for loan losses	$725,471	$494,562	$484,744	$477,686	$444,200	63.3%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	15.35%	25.00%	29.07%	29.98%	35.46%

Non-acquired Loans 30-89 Day Past Due	$8,543	$10,957	$7,199	$7,189	$9,270	-7.8%

						Third
	Quarter Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012	September 30,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change	2013	2012	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$38,625	$41,669	$44,378	$46,439	$47,269	-18.3%	$44,378	$49,367	-10.1%
Loans charged off	(3,815)	(2,827)	(4,148)	(4,291)	(5,506)	-30.7%	(10,790)	(15,965)	-32.4%
Overdrafts charged off	(479)	(393)	(459)	(446)	(434)	10.4%	(1,331)	(1,228)	8.4%
Loan recoveries	1,095	436	826	550	481	127.7%	2,357	2,605	-9.5%
Overdraft recoveries	154	140	219	131	129	19.4%	513	470	9.1%
Net charge-offs	(3,045)	(2,644)	(3,562)	(4,056)	(5,330)	-42.9%	(9,251)	(14,118)	-34.5%
Provision for loan losses on non-acquired loans	565	(400)	853	1,995	4,500	-87.4%	1,018	11,190	-90.9%
Balance at end of period, non-acquired loans	36,145	38,625	41,669	44,378	46,439	-22.2%	36,145	46,439	-22.2%
ASC Topic 310-30 acquired Loans:
Balance at beginning of period	31,597	31,277	32,132	31,138	35,812		32,132	31,620
Loans charged off	—	—	—	—	—		—	—
Loan recoveries	—	—	—	—	—		—	—
Net charge-offs	—	—	—	—	—		—	—
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	(456)	320	(855)	994	(4,674)		(991)	(482)
Benefit attributable to FDIC loss share agreements	550	259	1,062	(778)	4,218		1,871	700
Net provision for loan losses on acquired loans	94	579	207	216	(456)		880	218
Provision for loan losses recorded through the FDIC loss share receivable	(550)	(259)	(1,062)	778	(4,218)		(1,871)	(700)
Balance at end of period, ASC Topic 310-30 acquired loans	31,141	31,597	31,277	32,132	31,138		31,141	31,138
Balance at end of period, total allowance for loan losses	$67,286	$70,222	$72,946	$76,510	$77,577	-13.3%	$67,286	$77,577	-13.3%

Total provision for loan losses charged to operations	$659	$179	$1,060	$2,211	$4,044		$1,898	$11,408
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.32%	1.45%	1.60%	1.73%	1.84%		1.32%	1.84%
Allowance for loan losses as a percentage of total loans (1)	1.17%	1.96%	2.03%	2.10%	2.55%		1.17%	2.55%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	72.89%	73.23%	73.49%	71.53%	78.27%		72.89%	78.27%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.45%	0.40%	0.56%	0.64%	0.85%		0.47%	0.76%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

						Third
	ENDING Balance					Quarter
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012
	2013	2013	2013	2012	2012	% Change

LOAN PORTFOLIO (ENDING balance) (1)
Acquired loans	3,013,103	921,840	995,255	1,074,742	520,991	478.3%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	288,199	285,370	273,488	273,420	273,606	5.3%
Commercial non-owner occupied	282,678	298,769	298,707	290,071	278,935	1.3%
Total commercial non-owner occupied real estate	570,877	584,139	572,195	563,491	552,541	3.3%
Consumer real estate:
Consumer owner occupied	498,734	460,434	443,134	434,503	430,825	15.8%
Home equity loans	255,291	250,988	249,356	255,284	255,677	-0.2%
Total consumer real estate	754,025	711,422	692,490	689,787	686,502	9.8%
Commercial owner occupied real estate	814,259	802,125	796,139	784,152	787,623	3.4%
Commercial and industrial	301,845	294,580	291,308	279,763	245,285	23.1%
Other income producing property	140,024	136,957	131,776	133,713	131,832	6.2%
Consumer non real estate	116,312	104,239	93,997	86,934	86,729	34.1%
Other	43,900	32,133	26,393	33,163	26,840	63.6%
Total non-acquired loans	2,741,242	2,665,595	2,604,298	2,571,003	2,517,352	8.9%
Total loans (net of unearned income) (1)	$5,754,345	$3,587,435	$3,599,553	$3,645,745	$3,038,343	89.4%

Loans held for sale	$52,467	$47,980	$50,449	$65,279	$71,585	-26.7%

	Quarter Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2013	2013	2013	2012	2012	2013	2012

SELECTED RATIOS

Return on average assets (annualized)	0.66%	0.99%	0.84%	0.52%	0.83%	0.81%	0.77%

Operating return on average assets (annualized) (non-GAAP) (3)	1.07%	1.04%	0.95%	0.98%	0.87%	1.02%	0.82%

Return on average common equity (annualized)	5.78%	9.72%	8.45%	5.22%	8.40%	7.64%	7.87%

Return on average equity (annualized)	5.71%	9.72%	8.45%	5.22%	8.40%	7.56%	7.87%

Operating return on average common equity (annualized) (non-GAAP) (3)	9.45%	10.17%	9.49%	9.80%	8.73%	9.67%	8.44%

Operating return on average equity (annualized) (non-GAAP) (3)	9.18%	10.17%	9.49%	9.80%	8.73%	9.54%	8.44%

Return on average common tangible equity (annualized) (non-GAAP) (10)	10.39%	13.48%	11.92%	6.91%	10.74%	11.82%	10.13%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	16.43%	14.07%	13.30%	12.59%	11.26%	14.75%	10.83%

Return on average tangible equity (annualized) (non-GAAP) (10)	9.88%	13.48%	11.92%	6.91%	10.74%	11.56%	10.13%

Net interest margin (tax equivalent)	5.11%	5.01%	4.94%	4.88%	5.03%	5.03%	4.79%

Efficiency ratio (tax equivalent)	78.74%	69.49%	72.37%	80.95%	66.91%	74.26%	68.95%

Operating efficiency ratio excluding OREO expense	64.27%	63.79%	64.47%	62.84%	58.96%	64.19%	61.83%

Book value per common share	$40.31	$30.33	$30.22	$29.97	$28.71

Tangible common equity per common share (non-GAAP) (10)	$21.76	$23.09	$22.89	$22.54	$23.46

Common shares issued and outstanding	24,066,545	17,032,061	17,017,904	16,937,464	15,114,185

Common equity-to-assets	11.27%	10.24%	10.00%	9.88%	10.03%

Equity-to-assets	12.08%	10.24%	10.00%	9.88%	10.03%

Tangible common equity-to-tangible assets (non-GAAP) (10)	6.85%	7.99%	7.76%	7.62%	8.35%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.70%	7.99%	7.76%	7.62%	8.35%

Tier 1 leverage (9)	10.0%	9.2%	8.8%	9.8%	9.3%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended						Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,		September 30,	September 30,
	2013	2013	2013	2012	2012		2013	2012

RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$12,054	$12,532	$10,649	$5,910	$9,063	33.0%	$35,235	$24,121	46.1%
Provision for loan losses (1)	659	179	1,060	2,211	4,044	-83.7%	1,898	11,408	-83.4%
Provision for income taxes	6,804	6,173	5,174	2,552	4,938	37.8%	18,151	12,576	44.3%
Pre-tax, pre-provision income	19,517	18,884	16,883	10,673	18,045	8.2%	55,284	48,105	14.9%
Securities gains	—	—	—	(128)	—		—	(61)
Merger and conversion related expense	10,397	860	1,963	7,552	568		13,220	2,662
Pre-tax, pre-provision operating earnings (non-GAAP)	$29,914	$19,744	$18,846	$18,097	$18,613	60.7%	$68,504	$50,706	35.1%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.07%	1.04%	0.95%	0.98%	0.87%		1.02%	0.82%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.01%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.41%	-0.05%	-0.11%	-0.47%	-0.04%		-0.21%	-0.05%
Return on average assets (GAAP)	0.66%	0.99%	0.84%	0.52%	0.83%		0.81%	0.77%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	9.45%	10.17%	9.49%	9.80%	8.73%		9.67%	8.44%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.08%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-3.67%	-0.45%	-1.04%	-4.66%	-0.33%		-2.03%	-0.57%
Return on average common equity (GAAP)	5.78%	9.72%	8.45%	5.22%	8.40%		7.64%	7.87%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	9.18%	10.17%	9.49%	9.80%	8.73%		9.54%	8.44%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.08%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-3.47%	-0.45%	-1.04%	-4.66%	-0.33%		-1.98%	-0.57%
Return on average equity (GAAP)	5.71%	9.72%	8.45%	5.22%	8.40%		7.56%	7.87%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	10.39%	13.48%	11.92%	6.91%	10.74%		11.82%	10.13%
Effect to adjust for tangible assets	-4.61%	-3.76%	-3.47%	-1.69%	-2.34%		-4.18%	-2.26%
Return on average common equity (GAAP)	5.78%	9.72%	8.45%	5.22%	8.40%		7.64%	7.87%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	16.43%	14.07%	13.30%	12.59%	11.26%		14.75%	10.83%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.08%	0.00%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-3.68%	-0.45%	-1.05%	-4.66%	-0.33%		-2.03%	-0.57%
Effect to adjust for tangible assets	-6.97%	-3.90%	-3.80%	-2.79%	-2.53%		-5.08%	-2.39%
Return on average common equity (GAAP)	5.78%	9.72%	8.45%	5.22%	8.40%		7.64%	7.87%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	9.88%	13.48%	11.92%	6.91%	10.74%		11.56%	10.13%
Effect to adjust for intangible assets	-4.17%	-3.76%	-3.47%	-1.69%	-2.34%		-4.00%	-2.26%
Return on average equity (GAAP)	5.71%	9.72%	8.45%	5.22%	8.40%		7.56%	7.87%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	64.27%	63.79%	64.47%	62.84%	58.96%		64.19%	61.83%
Effect to adjust for OREO and loan related expense	3.68%	4.37%	4.84%	5.41%	6.95%		4.21%	5.47%
Effect to adjust for merger and conversion expenses	11.05%	1.33%	3.06%	12.70%	1.00%		5.93%	1.65%
Efficiency ratio (Tax Equivalent)	78.74%	69.49%	72.37%	80.95%	66.91%		74.26%	68.95%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$21.76	$23.09	$22.89	$22.54	$23.46
Effect to adjust for intangible assets	18.55	7.24	7.33	7.43	5.25
Book value per common share (GAAP)	$40.31	$30.33	$30.22	$29.97	$28.71

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	6.85%	7.99%	7.76%	7.62%	8.35%
Effect to adjust for tangible assets	4.42%	2.25%	2.24%	2.26%	1.68%
Common equity-to-assets (GAAP)	11.27%	10.24%	10.00%	9.88%	10.03%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.70%	7.99%	7.76%	7.62%	8.35%
Effect to adjust for intangible assets	4.38%	2.25%	2.24%	2.26%	1.68%
Equity-to-assets (GAAP)	12.08%	10.24%	10.00%	9.88%	10.03%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	September 30, 2013			September 30, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$418,104	$505	0.48%	210,080	$282	0.53%
Investment securities (taxable)	507,575	3,315	2.59%	345,693	1,902	2.19%
Investment securities (tax-exempt)	149,083	1,202	3.20%	156,124	1,172	2.99%
Loans held for sale	53,204	543	4.05%	56,300	492	3.48%
Acquired loans, net of allowance for acquired loan losses	2,427,583	48,462	7.92%	501,214	16,004	12.70%
Non-acquired loans (1)	2,698,580	29,673	4.36%	2,497,478	29,683	4.73%
Total interest-earning assets	6,254,129	83,700	5.31%	3,766,889	49,535	5.23%

Noninterest-Earning Assets:
Cash and due from banks	125,038			80,332
Other assets	873,835			531,469
Allowance for non-acquired loan losses	(38,584)			(47,254)
Total noninterest-earning assets	960,289			564,547
Total Assets	$7,214,418			$4,331,436

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,560,685	$832	0.13%	$1,548,673	$712	0.18%
Savings deposits	561,773	115	0.08%	307,087	115	0.15%
Certificates and other time deposits	1,503,519	1,752	0.46%	944,709	1,143	0.48%
Federal funds purchased and repurchase agreements	251,551	92	0.15%	223,844	105	0.19%
Other borrowings	93,849	1,239	5.24%	45,908	551	4.77%
Total interest-bearing liabilities	4,971,377	4,030	0.32%	3,070,221	2,626	0.34%

Noninterest-Bearing Liabilities:
Demand deposits	1,359,137			813,372
Other liabilities	46,719			18,660
Total noninterest-bearing liabilities (“Non-IBL”)	1,405,856			832,032
Shareholders’ equity	837,185			429,183
Total Non-IBL and shareholders’ equity	2,243,041			1,261,215
Total liabilities and shareholders’ equity	$7,214,418			$4,331,436

Net interest income and margin (NON-TAX EQUIV.)		$79,670	5.05%		$46,909	4.95%
Net interest margin (TAX EQUIVALENT)			5.11%			5.02%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Nine Months Ended
	September 30, 2013			September 30, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

YIELD ANALYSIS

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$367,146	$1,366	0.50%	$224,930	$773	0.46%
Investment securities (taxable)	427,386	7,572	2.37%	315,559	5,630	2.38%
Investment securities (tax-exempt)	152,260	3,582	3.15%	116,240	2,746	3.16%
Loans held for sale	48,161	1,262	3.50%	40,052	1,089	3.63%
Acquired loans, net of allowance for acquired loan losses	1,457,036	96,324	8.84%	447,851	36,983	11.03%
Non-acquired loans (1)	2,634,362	87,293	4.43%	2,469,977	90,004	4.87%
Total interest-earning assets	5,086,351	197,399	5.19%	3,614,609	137,225	5.07%

Noninterest-Earning Assets:
Cash and due from banks	113,744			88,935
Other assets	649,527			539,954
Allowance for non-acquired loan losses	(41,466)			(48,092)
Total noninterest-earning assets	721,805			580,797
Total Assets	$5,808,156			$4,195,406

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,084,504	$2,007	0.13%	$1,509,350	$2,559	0.23%
Savings deposits	422,548	277	0.09%	290,679	389	0.18%
Certificates and other time deposits	1,172,625	3,437	0.39%	926,908	3,786	0.55%
Federal funds purchased and repurchase agreements	289,143	343	0.16%	222,877	341	0.20%
Other borrowings	67,818	2,579	5.08%	46,196	1,666	4.82%
Total interest-bearing liabilities	4,036,638	8,643	0.29%	2,996,010	8,741	0.39%

Noninterest-Bearing Liabilities:
Demand deposits	1,115,407			770,037
Other liabilities	33,012			19,783
Total noninterest-bearing liabilities (“Non-IBL”)	1,148,419			789,820
Shareholders’ equity	623,099			409,576
Total Non-IBL and shareholders’ equity	1,771,518			1,199,396
Total liabilities and shareholders’ equity	$5,808,156			$4,195,406

Net interest income and margin (NON-TAX EQUIV.)		$188,756	4.96%		$128,484	4.75%
Net interest margin (TAX EQUIVALENT)			5.03%			4.79%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						Third
	Three Months Ended					Quarter	Nine Months Ended		YTD
	September 30,	June 30,	March 31,	December 31,	September 30,	2013 - 2012	September 30,		2013 - 2012
	2013	2013	2013	2012	2012	% Change	2013	2012	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$8,966	$5,736	$5,761	$6,313	$6,169	45.3%	20,463	17,501	16.9%
Bankcard services income	6,493	4,245	3,893	3,665	3,570	81.9%	14,631	10,508	39.2%
Mortgage banking income	1,342	1,922	3,355	4,196	3,496	-61.6%	6,619	8,365	-20.9%
Trust and investment services income	3,593	2,438	2,314	1,744	1,577	127.8%	8,345	4,617	80.7%
Securities gains, net (8)	—	—	—	128	—		—	61	-100.0%
Amortization of FDIC indemnification asset	(7,625)	(7,310)	(7,171)	(6,547)	(6,623)	-15.1%	(22,106)	(14,226)	55.4%
Other	2,496	1,454	1,371	1,401	977	155.5%	5,321	3,557	49.6%
Total noninterest income	$15,265	$8,485	$9,523	$10,900	$9,166	66.5%	$33,273	$30,383	9.5%

Noninterest expense:
Salaries and employee benefits	$34,464	$23,746	$23,252	$21,351	$18,647	84.8%	$81,462	$54,957	48.2%
Information services expense	3,827	2,992	3,192	3,060	2,662	43.8%	10,011	8,031	24.7%
OREO expense and loan related	3,461	2,820	3,102	3,221	3,951	-12.4%	9,383	8,782	6.8%
Net occupancy expense	5,046	3,272	3,345	2,949	2,981	69.3%	11,663	8,660	34.7%
Furniture and equipment expense	3,523	2,266	2,517	2,340	2,165	62.7%	8,306	6,774	22.6%
Merger and conversion related expense	10,397	860	1,963	7,552	568	1730.5%	13,220	2,662	396.6%
Business development and staff related	1,186	1,276	1,228	1,017	878	35.1%	3,690	2,319	59.1%
FDIC assessment and other regulatory charges	1,521	1,096	1,224	887	878	73.2%	3,841	2,988	28.5%
Bankcard expense	1,752	1,236	1,164	985	1,057	65.8%	4,152	3,077	34.9%
Amortization of intangibles	1,738	1,022	1,034	566	566	207.1%	3,794	1,606	136.2%
Professional fees	1,377	760	691	673	643	114.2%	2,828	2,008	40.8%
Advertising and marketing	1,150	648	842	689	736	56.3%	2,640	2,046	29.0%
Other	5,977	2,891	2,887	2,849	2,299	160.0%	11,755	6,850	71.6%
Total noninterest expense	$75,419	$44,885	$46,441	$48,139	$38,031	98.3%	$166,745	$110,760	50.5%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and conversion related expense of $10,397,000, $860,000, $1,963,000, $7,552,000, and $568,000, for the quarters ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively; and (b) pre-tax securities gains of $128,000 for the quarter ended December 31, 2012.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) ASC Topic 310-30 acquired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) September 30, 2013 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.